Global Payments Reports 2017 Earnings, Establishes 2018 Growth Targets and Announces Partnership with HSBC Mexico

ATLANTA, February 15, 2018 -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2017.
"We finished 2017 the way we started it:  We generated double digit organic growth across our markets in the fourth quarter.  2017 was a terrific year by any measure, and we delivered the fastest rates of organic adjusted net revenue growth, margin enhancement and adjusted earnings per share growth in our history,” said Jeff Sloan, Chief Executive Officer. “We also furthered our strategic objectives to expand our presence in faster growth markets with our agreement today to create a new joint venture with HSBC in Mexico.
“The combination of our technology-enabled distribution with the continuing expansion of our faster growth geographic markets positions us well to continue our exceptional track record of market leading growth,” Sloan continued. “Finally, we are pleased to raise our growth targets in light of the progress we have made in evolving our business mix over the last several years."

Full-Year 2017 Summary

•	GAAP revenues were $3.98 billion, compared to $3.4 billion in 2016; diluted earnings per share were $3.01 compared to $1.37 in the prior year; and operating margin was 14.1% compared to 10.6% in 2016.

•	Adjusted net revenue grew 24% to $3.52 billion, compared to $2.84 billion in 2016.

•	Adjusted earnings per share grew 26% to $4.01, compared to $3.19 in 2016.

•	Adjusted operating margin expanded 120 basis points to 29.9%.

Fourth Quarter 2017 Summary

•
GAAP revenues were $1,054.3 million, compared to $950.2 million in the fourth quarter of 2016; diluted earnings per share were $1.51 compared to $0.16 in the prior year; and operating margin was 14.2% compared to 8.4% in the fourth quarter of 2016.

•	Adjusted net revenue grew 15% to $939.0 million, compared to $819.7 million in the fourth quarter of 2016.

•	Adjusted earnings per share grew 23% to $1.07, compared to $0.87 in the fourth quarter of 2016.

•	Adjusted operating margin expanded 170 basis points to 30.3%.

ASC 606
Global Payments will adopt Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2018.  Under ASC 606, GAAP revenues will now be reported net of fees paid to payment networks rather than on a gross basis with these amounts being reflected as a cost of service as they have been historically. In addition, GAAP revenues associated with our gaming cash advance products will now be reported net of associated commissions paid to casinos. These changes in presentation reduce revenues and operating expenses by the same amount and have no effect on operating income or earnings per share.
In addition to reporting GAAP results on this basis going forward, we will also report an adjusted net revenue plus network fees metric, which we believe better reflects how we manage our business and is largely consistent with our historical non-GAAP adjusted net revenue reporting convention, except with respect to the netting of gaming cash advance commissions. The netting of casino commissions reduces 2017 reported amounts by approximately $68 million and is expected to impact 2018 by an estimated $73 million. In addition, we will report adjusted operating margin based on the adjusted net revenue plus network fees metric, which again is largely consistent with our historical reporting convention.

2018 Outlook
“We could not be more pleased with our strong financial performance for 2017, and we remain excited about the momentum we have entering 2018,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “As a result of this performance, for 2018 the company expects adjusted net revenue plus network fees to range from $3.88 billion to $3.97 billion, reflecting growth of 12% to 15% over comparable 2017 results and adjusted earnings per share to be in a range of $4.95 to $5.15, reflecting growth of 23% to 28% over 2017. Annual adjusted operating margin for 2018 is expected to expand by up to 110 basis points over comparable 2017 adjusted operating margin of 30.4%.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable March 30, 2018 to shareholders of record as of March 16, 2018. The board also approved an increase to the company’s existing share repurchase program authorization, raising the total available authorization to $600 million.

Conference Call
Global Payments’ management will host a conference call today, February 15, 2018 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis, and other measures, in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments

Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies, partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 10,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue, earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties.
Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors, our ability to update our services in a timely manner; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; change in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations; including without limitation difficulties and delays in integrating or fully realizing cost savings and other benefits of our acquisitions at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our corporate debt facilities; our loss of key personnel and other risk factors presented in Item 1- Risk Factors of our Transition Report on Form 10-K for the seven months ended December 31, 2016 and any subsequent SEC filings, which we advise you to review. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact: investor.relations@globalpay.com	Media contact: media.relations@globalpay.com
Isabel Janci	Amy Corn
770-829-8478	770-829-8755

SCHEDULE 1
GAAP CONSOLIDATED STATEMENTS OF INCOME1
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change

Revenues	$1,054,253	$950,187	11.0%	$3,975,163	$3,370,976	17.9%

Operating expenses:
Cost of service	509,069	478,491	6.4%	1,928,037	1,603,532	20.2%
Selling, general and administrative	395,609	391,470	1.1%	1,488,258	1,411,096	5.5%
	904,678	869,961	4.0%	3,416,295	3,014,628	13.3%

Operating income	149,575	80,226	86.4%	558,868	356,348	56.8%

Interest and other income	2,875	1,468	95.8%	8,662	46,780	(81.5)%
Interest and other expense	(44,425)	(50,875)	(12.7)%	(174,847)	(146,156)	19.6%
	(41,550)	(49,407)	(15.9)%	(166,185)	(99,376)	67.2%

Income before income taxes	108,025	30,819	250.5%	392,683	256,972	52.8%
Income tax benefit (provision)	142,280	(2,917)	NM	101,387	(36,267)	NM
Net income	250,305	27,902	NM	494,070	220,705	NM
Less: Net income attributable to noncontrolling interests, net of income tax	(8,343)	(3,801)	119.5%	(25,645)	(18,952)	35.3%
Net income attributable to Global Payments	$241,962	$24,101	NM	$468,425	$201,753	NM

Earnings per share attributable to Global Payments:
Basic	$1.52	$0.16	NM	$3.03	$1.38	NM
Diluted	$1.51	$0.16	NM	$3.01	$1.37	NM

Weighted-average number of shares outstanding:
Basic	159,143	152,687		154,652	146,030
Diluted	159,827	153,514		155,528	146,939

1 The statements of income for the three months ended December 31, 2017 and 2016 and the year ended December 31, 2016 are derived from our unaudited consolidated statements of operations for those periods.

NM - Not Meaningful

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change

Adjusted net revenue	$938,955	$819,662	14.6%	$3,521,186	$2,844,008	23.8%

Adjusted operating income	$284,072	$234,109	21.3%	$1,051,333	$815,859	28.9%

Adjusted net income attributable to Global Payments	$171,260	$132,835	28.9%	$623,976	$468,570	33.2%

Adjusted diluted earnings per share attributable to Global Payments	$1.07	$0.87	23.0%	$4.01	$3.19	25.7%

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31,
	2017		2016		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenues:
North America	$766,611	$687,708	$704,366	$601,309	8.8%	14.4%
Europe	210,267	173,872	175,857	148,389	19.6%	17.2%
Asia-Pacific	77,375	77,375	69,964	69,964	10.6%	10.6%
	$1,054,253	$938,955	$950,187	$819,662	11.0%	14.6%

Operating income:
North America	$112,405	$206,218	$91,643	$174,995	22.7%	17.8%
Europe	76,375	83,336	60,589	68,278	26.1%	22.1%
Asia-Pacific	23,952	26,365	18,443	20,978	29.9%	25.7%
Corporate	(63,157)	(31,847)	(90,449)	(30,142)	(30.2)%	5.7%
	$149,575	$284,072	$80,226	$234,109	86.4%	21.3%

	Year Ended December 31,
	2017		2016		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenues:
North America	$2,929,522	$2,595,378	$2,475,323	$2,036,989	18.3%	27.4%
Europe	767,524	647,691	655,477	566,843	17.1%	14.3%
Asia-Pacific	278,117	278,117	240,176	240,176	15.8%	15.8%
	$3,975,163	$3,521,186	$3,370,976	$2,844,008	17.9%	23.8%

Operating income:
North America	$457,009	$780,609	$350,291	$584,298	30.5%	33.6%
Europe	272,769	302,641	232,882	267,891	17.1%	13.0%
Asia-Pacific	81,273	89,122	58,709	70,000	38.4%	27.3%
Corporate	(252,183)	(121,039)	(285,534)	(106,330)	(11.7)%	13.8%
	$558,868	$1,051,333	$356,348	$815,859	56.8%	28.9%

1 See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,335,855	$1,162,779
Accounts receivable, net of allowances for doubtful accounts of $1,827 and $1,092, respectively	301,887	275,032
Settlement processing assets	2,459,292	1,546,854
Prepaid expenses and other current assets	206,545	131,341
Total current assets	4,303,579	3,116,006
Goodwill	5,703,992	4,807,594
Other intangible assets, net	2,181,707	2,085,292
Property and equipment, net	588,348	526,370
Deferred income taxes	13,146	15,789
Other noncurrent assets	207,297	113,299
Total assets	$12,998,069	$10,664,350

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$635,166	$392,072
Current portion of long-term debt	100,308	177,785
Accounts payable and accrued liabilities	1,039,607	804,887
Settlement processing obligations	2,040,509	1,477,212
Total current liabilities	3,815,590	2,851,956
Long-term debt	4,559,408	4,260,827
Deferred income taxes	436,879	676,472
Other noncurrent liabilities	220,961	95,753
Total liabilities	9,032,838	7,885,008
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 159,180,317 issued and outstanding at December 31, 2017 and 152,185,616 issued and outstanding at December 31, 2016	—	—
Paid-in capital	2,379,774	1,816,278
Retained earnings	1,597,897	1,137,230
Accumulated other comprehensive loss	(183,144)	(322,717)
Total Global Payments shareholders’ equity	3,794,527	2,630,791
Noncontrolling interests	170,704	148,551
Total equity	3,965,231	2,779,342
Total liabilities and equity	$12,998,069	$10,664,350

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS1
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$494,070	$220,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	113,273	85,681
Amortization of acquired intangibles	337,878	259,327
Share-based compensation expense	39,095	33,688
Provision for operating losses and bad debts	48,443	37,086
Amortization of capitalized customer acquisition costs	45,098	16,758
Deferred income taxes	(250,670)	(43,184)
Gain on sale of investments	—	(41,150)
Other, net	44,070	42,274
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(14,096)	6,256
Settlement processing assets and obligations, net	(361,673)	61,556
Prepaid expenses and other assets	(46,439)	(15,609)
Capitalized customer acquisition costs	(82,988)	(70,122)
Accounts payable and other liabilities	146,327	65,427
Net cash provided by operating activities	512,388	658,693
Cash flows from investing activities:
Acquisitions, net of cash acquired	(562,688)	(1,827,144)
Capital expenditures	(181,905)	(138,886)
Net proceeds from sale of investments	—	37,717
Net proceeds from sales of property and equipment	37,565	107
Other, net	(28,997)	(1,992)
Net cash used in investing activities	(736,025)	(1,930,198)
Cash flows from financing activities:
Net proceeds from (repayments of) settlement lines of credit	221,532	47,639
Proceeds from long-term debt	1,994,324	4,292,040
Repayments of long-term debt	(1,781,541)	(2,137,579)
Payment of debt issuance costs	(9,520)	(67,794)
Repurchase of common stock	(34,811)	(233,011)
Proceeds from stock issued under share-based compensation plans	10,115	7,461
Common stock repurchased - share-based compensation plans	(31,761)	(20,586)
Purchase of subsidiary shares from noncontrolling interest	—	—
Proceeds from sale of subsidiary shares to noncontrolling interest	—	16,374
Distributions to noncontrolling interests	(9,301)	(17,103)
Dividends paid	(6,732)	(5,906)
Net cash provided by (used in) financing activities	352,305	1,881,535
Effect of exchange rate changes on cash	44,408	(35,002)
Increase in cash and cash equivalents	173,076	575,028
Cash and cash equivalents, beginning of the period	1,162,779	587,751
Cash and cash equivalents, end of the period	$1,335,855	$1,162,779

1 The statement of cash flows for the year ended December 31, 2016 is derived from our unaudited consolidated statement of cash flows for that period.

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2017
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$1,054,253	$(115,298)	$—	$—	$938,955

Operating income	$149,575	$5,226	$129,271	$—	$284,072

Net income attributable to Global Payments	$241,962	$5,226	$127,444	$(203,372)	$171,260

Diluted earnings per share[4]	$1.51				$1.07

	Three Months Ended December 31, 2016
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$950,187	$(130,525)	$—	$—	$819,662

Operating income	$80,226	$—	$153,883	$—	$234,109

Net income attributable to Global Payments	$24,101	$—	$159,962	$(51,228)	$132,835

Diluted earnings per share[4]	$0.16				$0.87

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2017, includes $5.2 million to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Earnings adjustments to operating income for the three months ended December 31, 2017 include $89.5 million and $39.8 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $89.3 million and employee termination costs of $0.2 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.3 million, acquisition and integration costs of $25.1 million, $6.0 million of platform integration costs and employee termination costs of $0.4 million.

Earnings adjustments to operating income for the three months ended December 31, 2016 include $93.5 million and $60.4 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $86.5 million, litigation-related expenses of $6.8 million and other adjustments of $0.2 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $7.6 million, acquisition and integration costs of $49.3 million and other adjustments of $3.5 million, including employee termination costs.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments for the three months ended December 31, 2017 reflect the removal of a $158.7 million income tax benefit recorded in connection with the U.S. Tax Cuts and Jobs Act of 2017.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
YEARS ENDED DECEMBER 31, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2017
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$3,975,163	$(453,977)	$—	$—	$3,521,186

Operating income	$558,868	$7,234	$485,231	$—	$1,051,333

Net income attributable to Global Payments	$468,425	$7,234	$484,817	$(336,500)	$623,976

Diluted earnings per share[4]	$3.01				$4.01

	Year Ended December 31, 2016
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$3,370,976	$(526,968)	$—	$—	$2,844,008

Operating income	$356,348	$—	$459,511	$—	$815,859

Net income attributable to Global Payments	$201,753	$—	$420,559	$(153,742)	$468,570

Diluted earnings per share[4]	$1.37				$3.19

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the year ended December 31, 2017, includes $7.2 million to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Earnings adjustments to operating income for the year ended December 31, 2017 include reductions of $342.2 million and $143.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $340.0 million, employee termination costs of $1.9 million, and acquisition and integration costs of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $39.4 million, acquisition and integration costs of $94.3 million, $6.0 million of platform integration costs, and employee termination costs and other adjustments of $3.3 million. Net income attributable to Global Payments also reflects an adjustment to remove a non-cash charge of $6.8 million associated with the refinancing of our corporate credit facility.

Earnings adjustments to operating income for the year ended December 31, 2016 include $269.6 million in cost of service and $189.9 million in selling, general and administrative expenses. Adjustments to cost of service represent amortization of acquired intangibles of $261.5 million and employee termination costs, litigation-related costs of $6.8 million and other adjustments of $1.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $32.6 million, acquisition and integration costs of $143.3 million, litigation related costs of $10.2 million and employee termination costs and other adjustments of $3.8 million. Net income attributable to Global Payments also reflects an adjustment to remove a gain on the sale of membership interests in Visa Europe of $41.2 million.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments for the year ended December 31, 2017 reflect the removal of a $158.7 million income tax benefit recorded in connection with the U.S. Tax Cuts and Jobs Act of 2017 and other income tax benefits of $4.1 million. For the year ended December 31, 2016, income taxes on adjustments reflect the removal of a $10.9 million tax benefit associated with our decision at that time to indefinitely reinvest earnings in Canada.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31,
	2017				2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$766,611	$(78,903)	$—	$687,708	$704,366	$(103,057)	$—	$601,309
Europe	210,267	(36,395)	—	173,872	175,857	(27,468)	—	148,389
Asia-Pacific	77,375	—	—	77,375	69,964	—	—	69,964
	$1,054,253	$(115,298)	$—	$938,955	$950,187	$(130,525)	$—	$819,662

Operating income:
North America	$112,405	$5,226	$88,587	$206,218	$91,643	$—	$83,352	$174,995
Europe	76,375	—	6,961	83,336	60,589	—	7,689	68,278
Asia-Pacific	23,952	—	2,413	26,365	18,443	—	2,535	20,978
Corporate	(63,157)	—	31,310	(31,847)	(90,449)	—	60,307	(30,142)
	$149,575	$5,226	$129,271	$284,072	$80,226	$—	$153,883	$234,109

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2017, includes $5.2 million to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2Earnings adjustments to operating income for the three months ended December 31, 2017 include $89.5 million and $39.8 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $89.3 million and employee termination costs of $0.2 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.3 million, acquisition and integration costs of $25.1 million, $6.0 million of platform integration costs and employee termination costs of $0.4 million.

Earnings adjustments to operating income for the three months ended December 31, 2016 include $93.5 million and $60.4 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $86.5 million, litigation-related expenses of $6.8 million and other adjustments of $0.2 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $7.6 million, acquisition and integration costs of $49.3 million and other adjustments of $3.5 million, including employee termination costs.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
YEARS ENDED DECEMBER 31, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31,
	2017				2016
	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustment[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$2,929,522	$(334,144)	$—	$2,595,378	$2,475,323	$(438,334)	$—	$2,036,989
Europe	767,524	(119,833)	—	647,691	655,477	(88,634)	—	566,843
Asia-Pacific	278,117	—	—	278,117	240,176	—	—	240,176
	$3,975,163	$(453,977)	$—	$3,521,186	$3,370,976	$(526,968)	$—	$2,844,008

Operating income:
North America	$457,009	$7,234	$316,366	$780,609	$350,291	$—	$234,007	$584,298
Europe	272,769	—	29,872	302,641	232,882	—	35,009	267,891
Asia-Pacific	81,273	—	7,849	89,122	58,709	—	11,291	70,000
Corporate	(252,183)	—	131,144	(121,039)	(285,534)	—	179,204	(106,330)
	$558,868	$7,234	$485,231	$1,051,333	$356,348	$—	$459,511	$815,859

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the year ended December 31, 2017, includes $7.2 million to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Earnings adjustments to operating income for the year ended December 31, 2017 include reductions of $342.2 million and $143.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $340.0 million, employee termination costs of $1.9 million, and acquisition and integration costs of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $39.4 million, acquisition and integration costs of $94.3 million, $6.0 million of platform integration costs, and employee termination costs and other adjustments of $3.3 million.

Earnings adjustments to operating income for the year ended December 31, 2016 include $269.6 million in cost of service and $189.9 million in selling, general and administrative expenses. Adjustments to cost of service represent amortization of acquired intangibles of $261.5 million and employee termination costs, litigation-related costs of $6.8 million and other adjustments of $1.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $32.6 million, acquisition and integration costs of $143.3 million, litigation related costs of $10.2 million and employee termination costs and other adjustments of $3.8 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2017	2018 Outlook	% Change
Revenues:
GAAP revenues	$3.98	$3.29 to $3.38	NM
Adjustments[1]	(0.46)	(0.26)
Adjusted net revenue	$3.52	$3.03 to $3.12	NM

Gaming cash advance[2]	$(0.07)	$—
Network fees[2]	—	0.85
Adjusted net revenue plus network fees	$3.45	$3.88 to $3.97	12% to 15%

Earnings Per Share:
GAAP diluted EPS[3]	$3.01	$3.02 to $3.22	0% to 7%
Acquisition-related amortization expense, share-based compensation and other items[4]	1.00	1.93
Adjusted diluted EPS	$4.01	$4.95 to $5.15	23% to 28%

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.  As a result of the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606") effective January 1, 2018, no adjustment associated with Global Payment’s European wholesale business is necessary as GAAP revenues will be presented net of these payments.  The 2018 Outlook adjustment is $0.16 billion lower as a result of this change. See footnote 2.

Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Global Payments will adopt Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606") effective January 1, 2018. The new standard changes the presentation of certain amounts that we pay to third parties and currently present as an operating expense. Effective January 1, 2018, networks fees are recognized as a reduction of revenue. This change in presentation of fees paid to third parties reduces our reported revenues and operating expenses under GAAP by the same amount and has no effect on operating income. This adjustment is necessary to present adjusted net revenue plus network fees for 2018 on a comparable basis to 2017 as network fees are reflected in GAAP revenues for 2017.

ASC 606 also changes the presentation of revenue for our gaming cash advance solutions such that certain amounts we currently present as operating expenses will be recognized as a reduction of revenue. This adjustment to 2017 is necessary to reflect the amounts on a comparable basis as this change in presentation is reflected in the outlook for GAAP revenues for 2018.

3The application of ASC 606 also changes the amount and timing of revenue and expenses to be recognized under certain of our customer arrangements, the effect of which is reflected in the outlook for GAAP diluted EPS for 2018.

4 Adjustments to 2017 GAAP diluted EPS include the ACTIVE Network revenue adjustment described above, acquisition related amortization expense of $2.19, share-based compensation expense of $0.25 and net other items of $0.68, including acquisition-related costs of $0.61. Adjustments to 2017 GAAP diluted EPS also includes the effect of these adjustments on noncontrolling interests and income taxes, as applicable. In addition, these adjustments reflect the removal of income tax benefit of $1.02 representing the effects of the U.S. Tax Cuts and Jobs Act of 2017.

NM - Not Meaningful

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue and adjusted net revenue plus network fees more closely reflect the economic benefits to the company's core business and, in the case of adjusted net revenue, allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted net revenue plus network fees, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.
Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6, 7, 8 and 9. Beginning in 2018, adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue plus network fees. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.